POWER OF ATTORNEY SECTION 16 FILINGS

Know all by these presents,
that
the undersigned hereby constitutes and appoints Joanne (Jody) P.
Acford and
Matthew L. Daniel as the undersigned's true and lawful attorneys in fact to:

(1) 	prepare, execute in the undersigned's
name and on the
undersigned's behalf, and submit to the U.S. Securities and Exchange
Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange
Act of 1934 or any
rule or regulation of the SEC;

(2) 	execute for
and on behalf of the
undersigned, in the undersigned's capacity as an officer and/or director of
Charles River Laboratories International, Inc.
(the "Company"), Forms 3, 4,
and 5 in accordance with Section 16(a) of the Securities Exchange Act of
1934 and the rules thereunder, and any
other forms or reports the
undersigned may be required to file in
connection with the undersigned's
ownership, acquisition, or disposition
of securities of the Company;


(3) 	do and perform any and all acts
for and on behalf of the undersigned
which may be necessary or desirable
to complete and execute any such Form
3, 4, or 5, complete and execute
any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange
Commission and any stock exchange
or similar authority; and

(4) 	take
any other action of any type
whatsoever in connection with the foregoing which, in the opinion of such attorney in fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney in fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney in fact may approve in such attorney in fact's discretion.

	The undersigned hereby
grants
the attorney in fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney in fact, or such attorney in fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney in fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys in fact.

	IN
WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 4th day of April, 2006.



		/s/Nicholas
Ventresca
			Signature

		Nicholas Ventresca

			Print Name